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                                                                   EXHIBIT 10(a)


                           REGENT COMMUNICATIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         (AS AMENDED ON OCTOBER 24, 2002 AND EFFECTIVE JANUARY 1, 2003)

                               ARTICLE 1. PURPOSE

         The Regent Communications, Inc. Employee Stock Purchase Plan is intended to provide an incentive to eligible employees of Regent Communications, Inc. (the "Company") and affiliated companies to have a greater interest in the company's growth by providing them with the opportunity to purchase shares of the Company's common stock at a favorable price by means of payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

                             ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following words and phrases shall have the meanings set forth below, unless a different meaning is plainly required by the context:

         ADMINISTRATOR means the person or persons appointed by the Committee to administer the Plan in accordance with Article 3.

         BASE PAY means regular straight time earnings or draw, but excludes compensation for overtime, commissions, bonuses, amounts paid as reimbursements of expenses and other additional compensation; provided, however, Base Pay for employees who only receive sales commissions means sales commissions for the previous most recent period.

         BOARD OR BOARD OF DIRECTORS means the Board of Directors of the
Company.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMITTEE means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan.

         COMPANY means Regent Communications, Inc., or any successor corporation.

         COMPENSATION means a Participant's wages as defined in Section 3401(a) of the Code (for purposes of income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:
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(a)      including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of a Participant under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code; and

(b) excluding reimbursements or other expense allowances, severance pay, and welfare benefits.

         CUMULATIVE SHARE VALUE shall mean, for any Offering period, the aggregate Fair Market Value of the shares of Stock purchased by a Participant in all prior Offering periods occurring in the same calendar year as the Offering period in question, with the Fair Market Value of shares of Stock purchased by such Participant in each prior Offering period in the calendar year being calculated as of the first day of the Offering period in which such shares of Stock were purchased.

         DISCOUNT VALUE means that value, expressed as a percentage of Fair Market Value, as is determined from time to time by the Committee for a particular Offering which shall be set in advance of such Offering and shall be communicated to the Employees of Employer sufficiently before such Offering in order to allow Participants and other Employees to file payroll deduction authorizations for such Offering with the Employer as set forth in Section 5.01; provided, however, that the Discount Value shall initially be set at ninety percent (90%) and shall not be subsequently set below eighty-five percent (85%) or above ninety percent (90%).

         EMPLOYEE means any individual employed by an Employer.

         EMPLOYER means the Company and each Subsidiary designated by the Board of Directors as a participating employer in the Plan.

         FAIR MARKET VALUE means the fair market value of the Stock as determined pursuant to Section 3.03 of the Plan.

         OFFERING means an offering of Stock for purchase under the Plan pursuant to Article 6 of the Plan.

         PARTICIPANT means any eligible employee who has elected to participate in an Offering under the Plan.

         PAYROLL PERIOD means the period for which Compensation is paid to an Employee in accordance with an Employer's customary payroll practices.

         PLAN means the Regent Communications, Inc. Employee Stock Purchase Plan, as hereinafter amended from time to time.

         STOCK means the Common Stock of the Company, par value $.01 per share.

         SUBSIDIARY means any corporation, limited liability company or other entity which has elected under the Code to be taxed as a corporation and in which the Company owns, directly or indirectly, stock or other equity interests possessing 50 percent or more of the total combined voting power of all classes of stock or other equity interests of such entity. For this purpose, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Company.

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                            ARTICLE 3. GENERAL RULES

3.01 COMMITTEE

(a) The Plan shall be administered by the Committee. The Committee shall consist of at least two directors of the Company appointed by the Board, none of whom shall be eligible to participate in the Plan.

(b) All members of the Committee shall be (i) "non-employee directors" within the meaning of Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and as such Rule is in effect, and (ii) "outside directors" within the meaning of Section 162(m) of the Code and any applicable regulations. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board.

(c) The Committee shall have full authority and power, in its absolute discretion, to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

         (i) to interpret the terms and provisions of the Plan, including but not limited to the power to construe ambiguities and omissions;

         (ii) to adopt, amend and repeal such rules, regulations, agreements and instruments for implementing and administering the Plan as the Committee shall deem necessary or advisable; and

         (iii) to make all other determinations, including factual determinations, and take all other action necessary or advisable for the implementation and administration of the Plan, including but not limited to setting the Discount Value.

(d) The Committee may delegate such of its administrative duties to such other persons as it deems appropriate in connection with administering the Plan.

(e) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons who have an interest under the Plan.

(f) The Committee may act by a majority vote at a meeting of the Committee or by a document signed by all of the members of the Committee. The Committee may adopt such rules for the conduct of its affairs as it deems appropriate.

(g) The members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement shall be approved by independent legal counsel) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgment based upon a finding of bad

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         faith. Upon the institution of any such action, suit or proceeding, a member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle it on his or her own behalf.

3.02 NUMBER OF SHARES SUBJECT TO PLAN

(a) The total number of shares of Stock that may be purchased in Offerings under the Plan shall not exceed, in the aggregate, 500,000 shares of Stock (subject to adjustment as set forth below).

(b) Stock available for Offerings may be authorized and unissued shares, treasury shares, or shares previously issued and reacquired by the Company through purchases on the open market or otherwise. Any shares for which an Offering to purchase expires or is terminated or canceled may again be made subject to Offerings under the Plan.

(c) If the number of shares of Stock outstanding is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or dividend payable in shares of Stock, or if any other similar corporate transaction or event affects the Stock such that an adjustment is determined, by the Committee in its sole discretion, to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the number of shares that may be purchased in Offerings under this Plan, or any potential increase thereto, shall be increased or decreased proportionately, as the case may be, and the Committee shall make the appropriate adjustment in the number and kind and price of shares subject to Offerings then outstanding and unexercised.

3.03 DETERMINATION OF FAIR MARKET VALUE

         For purposes of this Plan, the Fair Market Value of the Stock as of any given date, shall be equal to the last quoted sales price of the Stock on such date, or if no sales price is available for such date, the average of the reported high bid and low asked prices regular way for such date, on the Nasdaq National Market and if the Stock is not then listed on the Nasdaq National Market, then on (a) the New York Stock Exchange, or (b) if the Stock is not listed or admitted to trading on such exchange, on the principal national stock exchange on which the stock is then listed or admitted to trading, or (c) if not listed or admitted to trading on any national stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Stock is not then listed on any national stock exchange or reported by NASDAQ (or if no current bid and asked price is available), then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

3.04 EFFECTIVE DATE

         The Plan, as amended, shall be effective on or after January 1, 2003.

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                    ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.01 ELIGIBLE EMPLOYEES

         Subject to Section 4.02, each Employee whose customary employment is expected to be more than twenty (20) hours per week and more than five (5) months per calendar year will be eligible to participate in Offerings which commence after the date on which he or she meets these requirements, provided that such Employee submits the payroll deduction authorization required under
Section 5.01 on or prior to the election deadline applicable to such Offering.

4.02 RESTRICTIONS ON PARTICIPATION

         Notwithstanding any provisions of this Plan to the contrary, an Employee shall not participate in an Offering if either:

(a) prior to the Offering, the employee owns stock, and/or holds outstanding options to purchase stock, possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; or

(b) immediately after purchasing Stock in such Offering, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

         For purposes of this section, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee.

4.03 PARTICIPATION IN OFFERING

         An Employee may elect to participate in an Offering only by filing a completed payroll deduction election prior to the Offering commencement date. Such election shall be made in accordance with the requirements of Article 5.

4.04 TERMINATION OF PARTICIPATION

(a) An individual will cease to be a Participant in an Offering on the earliest to occur of the following events:

         (i) the date on which he or she ceases to be eligible to participate under Section 4.01;

         (ii) the date on which the individual terminates employment with an Employer for any reason other than death;

         (iii) the date on which the Employee withdraws his or her payroll deductions as provided in Article 7.

(b) In the event that an individual ceases to be a Participant, the withdrawal provisions described in Article 7 shall apply.

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                          ARTICLE 5. PAYROLL DEDUCTIONS

5.01 AUTHORIZATION TO MAKE PAYROLL DEDUCTIONS

(a) Each Employee who elects to participate in an Offering shall agree to have deductions made by the Employer from his or her Compensation by filing a payroll deduction authorization with the Employer on or before the election date specified by the Administrator for the Offering.

(b) A Participant's payroll deduction authorization with respect to an Offering shall be effective from the first day of the first Payroll Period ending during an Offering period until the last day of the last Payroll Period ending during the Offering period unless the Participant withdraws from the Offering in accordance with Article 7.

(c) Unless and until a Participant elects otherwise by filing a new payroll deduction authorization with the Employer on or before the election date specified by the Administrator for such subsequent Offering period, a Participant's payroll deduction election for an Offering period will remain in effect for each subsequent Offering period unless the Committee has set a Discount Value for such subsequent Offering period that is different from the Discount Value set for the most recent Offering period, in which case each Participant must file a new payroll deduction authorization with the Employer on or before the election date specified by the Administrator for such subsequent Offering period. If a Participant does not file a new payroll deduction authorization with the Employer on or before the election date specified by the Administrator for a subsequent Offering which has a different Discount Value than that set for the most recent Offering, such Participant shall be deemed, for purposes of Section 6.05, to have elected to not participate in such subsequent Offering.

5.02 AMOUNT OF PAYROLL DEDUCTION

         A Participant may elect to have deductions made from his or her Compensation in an amount equal to a whole percentage of his or her Compensation from 1 percent (1%) to 10 percent (10%), or such other percentage as may be established by the Administrator.

5.03 CHANGE OF PAYROLL DEDUCTIONS DURING OFFERING PERIOD

(a) Subject to paragraphs (b) and (c) below, a Participant may not increase or decrease his or her payroll deductions during an Offering period.

(b) A Participant may elect to discontinue his or her payroll deductions and withdraw from an Offering by following the procedures set forth in
         Section 7.01.

(c) The Administrator in its sole discretion may, at any time and with or without notice, permit a Participant to change his or her election if it determines that such change or revocation is justified by individual circumstances.

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5.04 DEDUCTIONS DURING APPROVED LEAVE OF ABSENCE

         An Employee who continues to be a Participant during an approved leave of absence may elect to authorize the Employer to make deductions from payments to be made by the Employer to the Participant during such leave of absence, if any.

5.05 PARTICIPANT'S ACCOUNT

(a) Amounts equal to payroll deductions made pursuant to a Participant's election under this Article 5 for an Offering period shall be credited, on the last day of a Payroll Period, to a bookkeeping account established by the Administrator under the Plan.

(b)      The bookkeeping account shall be debited with:

         (i)    amounts used to purchase Stock pursuant to Section 6.04; and

         (ii)   payments made pursuant to Article 7.

                    ARTICLE 6. OFFERING AND PURCHASE OF STOCK

6.01 OFFERING PERIOD

         Offerings to purchase Stock under the Plan will be made during each of the following periods:

(a) The first Offering period after the Effective Date of the Plan as amended will commence on January 1, 2003 and will end on March 31, 2003.

(b) Thereafter, an Offering period will commence each April 1, July 1, October 1 and January 1; and end on the next following June 30, September 30, December 31 and March 31, respectively.

6.02 PURCHASE PRICE

         The purchase price of Stock for an Offering shall be equal to the Discount Value multiplied by the lesser of: (a) the Fair Market Value on the last day of the Offering period; and (b) the Fair Market Value on the first day of the Offering period.

6.03 AUTOMATIC EXERCISE

         Unless a Participant elects to withdraw from an Offering prior to the close of an Offering period in accordance with the provisions of Article 7, a Participant's election to purchase Stock shall be exercised automatically on the last day of the Offering period.

6.04 NUMBER OF SHARES PURCHASED UPON EXERCISE

(a) Subject to paragraphs (b), (c) and (d) below, the number of whole shares of Stock purchased by a Participant upon exercise shall be equal to: (i) the balance of the Participant's account as of the

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         last day of the Offering period (ii) divided by the purchase price per share of Stock determined pursuant to Section 6.02.

(b) Notwithstanding any provision of the Plan to the contrary, a Participant shall not have the right to purchase stock under this Plan and all other employee stock purchase plans of the Company and any of its Subsidiaries in excess of $25,000 of Fair Market Value of the Stock (determined at the time such Offering) for each calendar year in which such right to purchase Stock is outstanding. Any right to purchase Stock under this Plan shall be deemed to be modified to the extent necessary to satisfy the limitations of this paragraph.

(c) In the event that the total number of shares which are exercised for purchase for an Offering exceeds the maximum number of shares available under the Plan for such Offering, the Administrator shall make a pro rata allocation of the shares available for delivery and distribution in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(d) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares of Stock that a Participant may purchase in an Offering shall be that number of shares of Stock determined by dividing
         (i) $25,000 minus the Cumulative Share Value for that Offering period by (ii) the Fair Market Value on the first day of such Offering period.

6.05 CARRY FORWARD OF UNUSED BALANCE OF PARTICIPANT'S ACCOUNT

         Any balance remaining in a Participant's account after the purchase of Stock at the end of any Offering period shall be carried forward and applied to the next Offering, unless such Participant elects to not participate in such Offering in which case the balance remaining in such Participant's account shall be paid to such Participant.

6.06 DELIVERY OF STOCK

         The Company shall cause the Stock purchased in an Offering to be delivered to a Participant by the electronic crediting of ownership of such Stock to a brokerage account held in the Participant's name. Such delivery shall be made as soon as administratively practicable following the close of each Offering period. Participants will be able to obtain and hold certificates evidencing ownership of their Stock by contacting the administrator of their brokerage account.

6.07 RESTRICTIONS ON STOCK

         All shares of Stock or other securities delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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                       ARTICLE 7. WITHDRAWAL FROM OFFERING

7.01 VOLUNTARY WITHDRAWAL PRIOR TO CLOSE OF OFFERING

(a) A Participant may withdraw from an Offering by providing notice of withdrawal to the Administrator in the form and manner and within the time period determined by the Administrator. A Participant who has not terminated their employment but ceases for any reason to receive a regular payroll check from the Employer (including during an approved leave of absence), shall be deemed, for purposes of the Plan, to have withdrawn from the Offering as of the first day immediately following the last day of the last Payroll Period for which such Participant will receive a regular payroll check.

(b) Upon receipt of a notice of withdrawal, the Employer shall cease making payroll deductions from the Participant's Compensation and shall pay the Participant the amount credited to his or her account as soon as administratively practicable.

(c) A Participant who withdraws from an Offering may not again participate in that Offering.

(d) A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan adopted by the Company or any of its Subsidiaries.

7.02 TERMINATION OF EMPLOYMENT

         In the event that a Participant's employment is terminated for any reason other than death prior to the close of an Offering, the Participant will be deemed to have withdrawn from the Offering and the Employer shall pay the Participant the amount credited to his or her account as soon as administratively practicable.

7.03 TERMINATION OF EMPLOYMENT DUE TO DEATH

(a) In the event that Participant's employment is terminated because of his or her death prior to the close of an Offering, his beneficiary shall have the right to elect:

         (i) to withdraw from the Offering and receive payment of the amount credited to the Participant's accounts, or

         (ii) to continue to participate in the Offering and purchase shares with the amount credited to the Participant's account as of the date of the death.

(b) Such election shall be made by filing written notice in the form and manner determined by the Administrator prior to the earlier of the applicable deadline for withdrawal set forth in Section 7.01 or the expiration of a period of sixty (60) days commencing with the Participant's date of death.

(c) In the event that proper notice is not timely received, the beneficiary shall automatically be deemed to have elected to continue to participate in the Offering.

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7.04 PAYMENT OF INTEREST

         No interest shall be paid on any and all amounts which are paid to or for the benefit of a Participant pursuant to the provisions of this Article 7.

                      ARTICLE 8. AMENDMENT AND TERMINATION

         The Board of Directors or the Committee may amend, modify, or terminate the Plan; provided, however, that no such action of the Board or the Committee, without approval of the stockholders of the Company, may (a) increase the total amount of Stock which may be offered under the Plan (except for adjustments resulting from a change in capitalization of the Company as described above),
(b) withdraw the administration of the Plan from the Committee, (c) permit any person, while a member of the Committee, to be eligible to participate in the Plan, (d) change the class of persons eligible to participate in the Plan, or
(e) modify the Plan in such a way as would require shareholder approval under any applicable law, the Code, the insider trading rules of Section 16 of the Exchange Act, the rules or regulations of any national securities exchange or system on which the Stock is then listed or reported, or by any regulatory body having jurisdiction with respect hereto. Upon termination of the Plan, the balance of each Participant's account shall be promptly paid to such Participant.

                       ARTICLE 9. MISCELLANEOUS PROVISIONS

9.01 DESIGNATION OF BENEFICIARY

         A Participant may file a written designation of a beneficiary who is to receive any stock and/or cash in the event of the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant and upon receipt by the company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Administrator shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator, in his or its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Administrator may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

9.02 NON-TRANSFERABILITY

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an election to purchase stock under the Plan may be assigned, transferred, pledge, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such as an election to withdraw from an Offering in accordance with Section 7.01

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         Any rights with respect to a Participant's account and any election rights granted under the Plan existing after the Participant dies are exercisable by the Participant's designated beneficiary or , if there is no designated beneficiary, by the Participant's legal representative.

9.03 USE OF FUNDS

         All such deductions received or held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such payroll deductions.

9.04 PARTICIPANT'S INTEREST IN STOCK

         A Participant will have no right as a holder of and no interest in Stock covered by his or her election until such purchase has been completed in accordance with Article 6 hereof.

9.05 NO INTEREST PAYABLE

         No interest will be paid on any money paid in to the Plan or credited to any Participant's account.

9.06 NO EFFECT ON EMPLOYMENT RIGHTS

         Nothing in this Plan or in any election made under it shall confer on any employee any right to continue in the employ of the Company or its Subsidiaries or limit in any manner or to any extent the right of the Company or its Subsidiaries to terminate the employment of any employee at any time.

9.07 GOVERNING LAW

         The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

9.08 WITHHOLDING TAXES

         The Company shall have the right to require Participants to satisfy any liability for any federal, state or local income, or other withholding taxes as a prerequisite to the Company's obligation to deliver shares or securities of the Company.

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